Exhibit 10.20

AMENDMENT

To the

TETRA TECH, INC.

DEFERRED COMPENSATION PLAN

EFFECTIVE NOVEMBER 14, 2013

WITNESSETH:

WHEREAS, Tetra Tech, Inc. (the “Company”) maintains the Tetra Tech, Inc. Deferred Compensation Plan (the “Plan”); and

WHEREAS, Article 12, Section 12.2 permits the Company to amend or modify the Plan in whole or in part, so long as no amendment decreases the value of any participant’s vested Account Balance under the Plan and, with respect to amendment that would modify Sections 12.2 or 13.2, affirmation is obtained from 2/3 of Plan participants; and

WHEREAS, it is the Company’s intention to amend the Plan to permit additional forms of compensation to be subject to deferral elections under the Plan, which amendment will not modify Sections 12.2 or 13.2 of the Plan nor will such amendment decrease the value of any participant’s vested Account Balance under the Plan;

NOW, THEREFORE,

The following Sections of the Plan are hereby amended as follows:

1.            Section 1.30 is hereby replaced by the following:

“1.30  Restricted Stock and Restricted Stock Units (“RSUs”) shall mean the equity-based compensation awarded to Directors and Employees pursuant to the Tetra Tech, Inc. 2005 Equity Incentive Plan (As Amended Through November 7, 2011) on the grant date for each award.

2.            Sections 1.30 through 1.36 are hereby re-numbered to be Sections 1.31 through 1.37, respectively.

3.            Section 3.1(a)  is hereby deleted and replaced by the following:

“(a) Annual Deferral Amount.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus and/or Directors Fees, Restricted Stock, and Restricted Stock Units (“RSUs”) up to the following maximum percentages for each deferral elected:

DEFERRALS	MAXIMUM PERCENTAGE
Base Salary	100%
Bonus	100%
Director Fees	100%
Restricted Stock, RSUs	100%

IN WITNESS WHEREOF,

The Company has hereby executed this Amendment to the Plan, by its duly authorized officer, this 14th day of November, 2013, to be effective November 14, 2013.

COMPANY

/s/ Kevin P. McDonald

Kevin P. McDonald

Senior Vice President, Corporate Human Resources